UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

VERENIUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2009, Verenium Corporation (‘Verenium”) issued a press release announcing the formation on that date of a joint venture with BP Biofuels North America LLC (“BP”) focused on the development and commercialization of cellulosic ethanol from non-food feedstocks.

Pursuant to the transaction announced in the press release, Verenium Biofuels Corporation (“Verenium Biofuels”), a wholly owned subsidiary of Verenium, and BP became parties to an Amended and Restated Limited Liability Company Operating Agreement (the “Operating Agreement”) whereby they will each own a 50% interest in a limited liability company.  The jointly owned company will serve as the commercial entity for the deployment of cellulosic ethanol technology being developed and proven under the first phase of the partnership between BP and Verenium, which was announced on August 6, 2008.

The financial terms of the Operating Agreement include a total of $45 million in funding and assets provided by BP and Verenium Biofuels, including an aggregate cash commitment of $22.5 million from BP and contribution of certain development assets from Verenium Biofuels, including those related to the Highlands County, Florida development project announced by Verenium on January 15, 2009 and another commercial project site in early stages of development.  The jointly owned entity will be led and supported by a team comprised of employees from both BP and Verenium and will be governed with equal representation from both parent companies.

Pursuant to the prior transactions announced on August 6, 2008, Verenium Biofuels is a party to a Joint Development and License Agreement with BP focused on the development and commercialization of cellulosic ethanol technologies.  In connection with that relationship, BP and Verenium Biofuels formed an equally-owned Special Purpose Entity to serve as a technology repository to house new intellectual property developed through a collaboration relating to cellulosic ethanol production.  All intellectual property held by the parties prior to the formation of the Joint Development and Licensing Agreement was retained by the respective companies.  The Special Purpose Entity will serve as a licensing entity to enable cellulosic ethanol production projects.

A copy of Verenium’s February 18, 2009 press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

Statements in this current report and the exhibit hereto that are not strictly historical are "forward-looking" and involve a high degree of risk and uncertainty. These include statements related to the Registrant’s operations, capabilities, commercialization activities, target markets and cellulosic ethanol facilities, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Registrant's new and uncertain technologies, risks associated with the costs, labor requirements and labor availability associated with Registrant's demonstration plant, risks associated with Registrant's ability to obtain additional capital to support its planned operations, risks associated with Registrant's dependence on patents and proprietary rights, risks associated with Registrant's protection and enforcement of its patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Registrant's dependence on existing collaboration, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Registrant and its partners to commercialize products (including by obtaining any required regulatory approvals) using Registrant's technologies and timing for launching any commercialized products, the ability of Registrant and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Registrant to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Registrant's filings with the Securities and Exchange Commission, including, but not limited to, the Registrant's quarterly report on Form 10-Q for the three months ended September 30, 2008. These forward-looking statements speak only as of the date hereof. The Registrant expressly disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Joint Press Release of Verenium and BP dated February 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: February 19, 2009	By:	/s/ Gerald M. Haines II
	Name: Title:	Gerald M. Haines II Executive Vice President and Chief Legal Officer